SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                           ---------------------------


                        DATE OF REPORT (DATE OF EARLIEST
                       EVENT REPORTED): NOVEMBER 25, 2002
                           ---------------------------


                                  VERTIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                      333-97721                             13-3768322
(State of Incorporation)       (Commission File Number)       (IRS Employer Identification Number)


                250 WEST PRATT STREET                           21201
                 BALTIMORE, MARYLAND                         (Zip Code)
       (Address of Principal Executive Offices)



                                 (410) 528-9800
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On November 25, 2002, Vertis Inc. ("Vertis") entered into a purchase agreement to sell an additional $100 million principal amount of Senior Notes due 2009 (the "Notes"). The Notes will be guaranteed by certain of Vertis' domestic subsidiaries and will bear interest at a 10.875% rate per annum. The Notes are only being sold in a private Rule 144A offering to qualified institutional investors and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


ITEM 7.  EXHIBITS.

         The following exhibit is filed herewith:

Exhibit
Number       Description
-------      -----------

99.1         Press Release issued on November 25, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VERTIS, INC.

                                     By:  /s/ JOHN V. HOWARD, JR.
                                          -------------------------------------
                                          Name:   John V. Howard, Jr.
                                          Title:  Senior Vice President-General
                                                  Counsel

Date:  November 27, 2002

                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

99.1         Press Release issued on November 25, 2002.